UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2005

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Ann Mather was elected to the board of directors (the “Board”) of Google Inc. (the “Company”) effective November 22, 2005. Pursuant to a letter agreement between the Company and Ms. Mather dated November 8, 2005, the Company committed to grant Ms. Mather a non-qualified stock option to purchase 12,000 shares of the Company’s Class A common stock with an exercise price equal to the closing fair market value of the underlying stock on December 1, 2005. The shares underlying the option vest at the rate of 1/5th on the date one year after Ms. Mather commenced service as a member of the Board and an additional 1/60th each month thereafter, subject to her continued service on the Board on the applicable vesting date. Also pursuant to the letter agreement, the Company committed to grant Ms. Mather 4,700 Google Stock Units (“GSUs”), with each GSU entitling Ms. Mather to receive one share of the Company’s Class A common stock as the GSU vests. The GSUs vest at the rate of 1/5th on the date one year after Ms. Mather commenced service as a member of the Board and an additional 1/20th each quarter thereafter, subject to her continued service on the Board on the applicable vesting date. The option and GSUs are subject to the terms and conditions of the Company’s 2004 Stock Plan and their respective grant agreements. In addition, the Company is required to reimburse Ms. Mather for all reasonable expenses in connection with her services to the Company.

A copy of the letter agreement between the Company and Ms. Mather dated November 8, 2005 is attached to this Current Report as Exhibit 10.19.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 22, 2005, Ann Mather was elected to the Board. The size of the Board was increased to eleven in connection with the election. Ms. Mather was concurrently appointed to serve as Chairperson of the Board’s Audit Committee.

A press release announcing the election was issued on November 29, 2005, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.19	Letter agreement between the Company and Ann Mather dated November 8, 2005.

99.1	Press Release, dated November 29, 2005, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: November 29, 2005	/s/ Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.19	Letter agreement between the Company and Ann Mather dated November 8, 2005.

99.1	Press Release, dated November 29, 2005, issued by the Company.